  As filed with the Securities and Exchange Commission on May 25, 2001

                                                              Reg. No. 333-57656

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   _________________________________________
                        POST EFFECTIVE AMENDMENT NO. 1
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      ___________________________________
                          KAIRE HOLDINGS INCORPORATED
            (exact name of registrant as specified in its charter)

           Delaware                                        13-3367421
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        identification No.)

                                 7348 Bellaire
                       North Hollywood, California 91605
                                (818) 255-4996
                   (Address of principal executive offices)

               ________________________________________________
                      Advisory and Consulting Agreements

                             (Full title of plan)

                       ________________________________

                                Steven Westlund
                            Chief Executive Officer
                                 7348 Bellaire
                       North Hollywood, California 91605
                    (Name and address of agent for service)
                                (818) 255-4996
         (Telephone number, including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                             Proposed maximum   Proposed maximum
Title of securities      Amount to be        Offering price     Aggregate offering   Amount of
to be registered         Registered          Per share(1)       Price                registration fee (2)
=============================================================================================================
Common Stock             12,000,000               .035              $420,000            $105.00
(.001 par value)

=============================================================================================================

(1) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the original exercise price of 12,000,000 options at $0.035.
(2) Previously paid $105.00

                            INTRODUCTORY STATEMENT


      This Amended Registration Statement relates to shares of Kaire Holdings, Inc. (the "Common Shares") issuable pursuant to certain advisory and consulting agreements which were previously reported in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 27, 2001, file number 333-57656. This Amended Registration Statement is being filed to amend one consulting agreement and add one consulting agreement. The total number of Common Shares issuable remain the same.


                                    PART II

          INFORMATION REQUIRED IN THE AMENDED REGISTRATION STATEMENT


      In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by Kaire Holdings Inc., with the Securities and Exchange Commission on March 27, 2001, file number 333-57656 are incorporated herein by reference and made a part hereof

Item 8.  Exhibits


                               INDEX TO EXHIBITS



     Exhibit
     NO.                       Description
     ---                       -----------


     4.1       Advisory and Consulting Agreement, as amended

     5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

     23.1      Consent of Independent Public Accountants.

     23.2      Consent of Counsel (included as part of Exhibit 5.1)

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California on May 25, 2001.

                                   Kaire Holdings Incorporated:




                                   By   /s/   Steven Westlund
                                   -------------------------------------------
                                   Steven Westlund, President, Chief Executive
                                   Officer, Principal Executive Officer
                                   and Director

                                   By    /s/   Owen Naccarato
                                   -------------------------------------------
                                   Owen Naccarato, Chief Financial Officer,
                                   Principal Financial Officer and Director


                                   By    /s/   Asher Gottesman
                                   -------------------------------------------
                                   Director



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature              Title                                Date
-------------------    -----------------------              ----


/s/ Steven Westlund    President, Chief Executive Officer,  May 25, 2001
-------------------
Steven Westlund        and Director

/s/ Owen Naccarato     Chief Financial Officer, Director    May 25, 2001
-------------------
Owen Naccarato

/s/ Asher Gottesman    Director                             May 25, 2001
-------------------
Asher Gottesman

                               INDEX TO EXHIBITS



     Exhibit                                                     Sequentially
     NO.                    Description                          Numbered Pages
     ---                    -----------                          --------------


     4.1       Consulting Agreement
     5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.
     23.1      Consent of Independent Accountant.
     23.2      Consent of Counsel (included as part of Exhibit 5.1)